UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): May 12, 2005

BSQUARE CORPORATION

(Exact name of Registrant as specified in its charter)

WASHINGTON	000-27687	91-1650880
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

110 110th Ave NE, Suite 200

Bellevue, WA 98004

425-519-5900

(Address and Telephone Number of Registrant’s Principal Executive Offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

BSQUARE CORPORATION

FORM 8-K

May 12, 2005

Item 1.01                                             Entry into a Material Definitive Agreement.

Effective upon approval by the shareholders of BSQUARE Corporation (the “Company”) at the Company’s 2005 Annual Meeting of Shareholders held on May 12, 2005, the Company adopted amendments to both its existing amended and restated stock option plan and its existing Board of Directors compensation program.

Previously under the Company’s amended and restated stock option plan, the Company could grant incentive stock options (as defined in Section 422 of the Internal Revenue Code of 1986, as amended) and non-qualified stock options to eligible employees, officers, directors and consultants of the Company.  The amendments to the Company’s amended and restated stock option plan allow for awards under the plan to eligible employees, officers, directors and consultants of the Company of stock appreciation rights and restricted and unrestricted stock, in addition to incentive and non-qualified stock options.

The Company’s Board of Directors compensation program provides cash and stock option compensation to non-employees directors for serving on the Board of Directors and committees thereof.  The amendments to the Company’s Board of Directors compensation program increase such cash and stock option compensation as follows:

	Previous	As Amended

Cash Compensation:

Annual general retainer for serving on the Board of Directors	$16,000	$20,000

Incremental annual retainer for the Chairman of the Board of Directors	$9,000	$10,000

Incremental annual retainer for directors also serving on the Audit Committee	$8,000	$10,000

Incremental annual retainer for directors also serving on any other Committees	$4,000	$5,000

In-person attendance fees	No additional	No change

Incremental fees for telephonic and other meetings beyond the typical quarterly meetings	No additional	No change

	(in shares)	(in shares)
Stock Option Compensation:

Independent director:
Initial grant	100,000	No change
Quarterly refresher grant	12,500	25,000

Chairman of the Board of Directors:
Initial grant	200,000	No change
Quarterly refresher grant	25,000	50,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BSQUARE CORPORATION

Date: May 16, 2005	By:	/s/ Scott C. Mahan
Scott C. Mahan
Vice President Finance
and Chief Financial Officer